December 5, 2000

                                PURCHASE CONTRACT

     This ASSET PURCHASE CONTRACT (this "Contract" is made and entered into as of the day of November 21, 2000, by and between Cyber Diagnostics Medical, Inc., a Rhode Island corporation, having a principal office at One Richmond Square, Providence, Rhode Island 02906, Attention: Mr. Harold I. Schein, ("Buyer") and CDX.COM, INC., a Colorado corporation, with its principal office at One Richmond Square, Providence, Rhode Island 02906, Attention: Michael Schein, ("Seller").


                                    RECITALS

A. Seller is the owner of a certain assets used in connection with or relating to the business of Seller known as "CDX" (such business is sometimes hereinafter referred to as the "Business") located in Providence, Rhode Island.

B. Buyer is desirous of purchasing such assets from Seller, and Seller is desirous of selling such assets to Buyer, for the purchase price and upon terms and conditions hereinafter set forth.

                                   AGREEMENT:

         Now, therefore, IN CONSIDERATION OF THE FOREGOING Recitals, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                     PURCHASE OF THE ASSETS OF THE BUSINESS

1.1 Purchase of the Assets of the Business. The Buyer agrees to buy from the Seller and the Seller agrees to sell to Buyer, all but not less than all, of the Business and assets of every kind and description owned by the Seller now and on the Closing Date (as hereinafter defined) that are used in, related to or in any way connected with the Business of the Seller, legally or beneficially, whether constituting real or personal property and whether or not in the possession or control of the Seller, including, without limitation, any and all of the following (all of which are as hereinafter defined in this Article I: the Furniture, Fixtures and Equipment (sometimes hereinafter referred to as "FF&E"), Inventories, Plans, Permits, Licenses and Approvals, Trade Names ("CDX" and/or CDX SPIRO 850 CDX 50, CDX BIOSPONSE and CDX BIOPAIL in connection with the sale of its computerized pulmonary diagnostic equipment and its bio-hazard control products), Books and Records and Signage, as well as all other real, personal or intangible property, including the goodwill of the Business, of Seller related to any of the foregoing. "Personal Property" shall mean all of the Acquired Assets except the Real Property. (All of the assets of the Seller to be acquired by the Buyer are hereinafter collectively referred to as the "Acquired Assets").

1.2 Buyer's Assumption of Liabilities. As full and complete consideration for the sale, the Buyer expressly assumes all liabilities of the Seller of any nature whatsoever, including, but not limited to, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured. Buyer shall assume and shall agree to perform any liabilities of the Seller relating

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to  the  Business.  Neither  the  Seller  nor  its  affiliates  shall  have  any responsibility for any liabilities of the Business after the Closing Date. The Buyer shall pay and perform all the Seller's liabilities as and when they may become due.

1.3 "FF&E" shall mean all furniture, fixtures, equipment and articles of personal property owned by Seller, now or hereafter attached to or located on, relating to and used in connection with the operation and maintenance of the Business. (A list of FF&E is attached hereto as Exhibit B.)

1.4 "Inventories" shall mean any and all (i) inventories, which are owned by Seller and used in connection with or relating to the Business, including, without limitation, (ii) fixed assets supplies, property and equipment of Seller and used in connection with or relating to the business, and (iii) supplies and equipment of Seller and used in connection with or relating to the Business.

1.5 "Trade Names" shall mean any and all trade names, trade styles, trade marks, service marks, and other identifying material, and all variations thereof, together with all related goodwill including "CDX" and/or CDX SPIRO 850, CDX 850, CDX BIOSPONSE, CDX BIOPAIL.

1.6 "Books and Records" shall mean all books, records and accounts relating to the Business and its operation and marketing and its income, expenses and assets, including, without limitation, all marketing files, customer and contact lists, promotional material, telephone numbers, tenant and customer data, marketing and leasing materials and forms, market studies, keys, computer files and employment files of the Seller. Buyer shall be given copies of all documents necessary to their business after the Closing.

                                   ARTICLE II

                  PURCHASE AND SALE; PURCHASE PRICE; PAYMENT-,

                       DEPOSIT; INDEPENDENT CONSIDERATION

2.1 Purchase and Sale. Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, in consideration of the Purchase Price and upon the terms and conditions hereof, all of Seller's right, title and interest and to the Acquired Assets.

2.2 Purchase Price. Subject to the terms, condition, and provisions herein, Buyer agrees to pay, and Seller agrees to accept as consideration for the conveyance of the Acquired Assets, the assumption of all of the liabilities of the Seller as of the Closing Date (the "Purchase Price"):

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

     3.1 Seller's Representations, Warranties and Covenants. As of the date hereof and as of the Closing Date, Seller hereby represents, warrants and covenants to Buyer as follows:

(a) Authority. Seller is a Colorado Corporation, duly formed, validly existing and in good standing in the State of Colorado. Seller has received all necessary consents of its shareholders and the person executing this Contract is fully authorized to enter into this Contract, and to execute all documents and instruments contemplated by this Contract, and to complete the herein contemplated transaction.

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(b)  Bankruptcy.  Neither  Seller  nor  its  affiliates  is the  subject  of any bankruptcy proceeding, receivership proceeding or other insolvency, dissolution, reorganization or similar proceeding.

(c) Financial Statements. The (a) financial statements of the Seller fiscal years 1998, 1999, and 2000; and (b) the operating statements prepared by Seller for fiscal years 1998 and 1999 and 2000, attached as Exhibit D, are each complete and accurate in all material respects.

(d) Trade Names. The use by Seller of the Trade Names does not infringe any United States or state trademark, service mark or trade name laws, or constitute an actionable appropriation of rights. There are no pending or to Seller's knowledge threatened infringement claim against the Seller with respect to the Seller's use of the Trade Names.

                  Buyer's  representation,   warranties  and  covenants.   Buyer
represents, warrants and covenants:

(a) Authority. Buyer is a corporation duly formed, validly existing and in good standing in the State of Rhode Island. Buyer has received all necessary consents of its shareholders and is fully authorized to enter into this Contract and to complete the contemplated transaction.

(b) FIRPTA. Neither the Buyer nor any of its members are a foreign corporation, foreign partnership, foreign trust or foreign estate (as those items are defined in the Internal Revenue Code and Income Tax Regulations).

(c) Bankruptcy. Neither Buyer, nor any of its members, is the subject of any bankruptcy proceeding, receivership proceeding or other insolvency, dissolution, reorganization or similar proceeding.


                                   ARTICLE IV

                              ADDITIONAL COVENANTS

4.1 Subsequent Developments. After the date of this Contract and until the Closing Date, Seller shall keep Buyer fully informed of all subsequent developments of which Seller has knowledge ("Subsequent Developments") which would cause any of Seller's representation or warranties contained in this Contract to be no longer accurate in any material respect.

4.2 Operations. Seller shall, from and after the date hereof through the Closing, operate the business in the ordinary course of business and endeavor in good faith to preserve goodwill and all existing business relationships for the benefit of Buyer.

4.3 Bulk Sales. Seller shall promptly and with due diligence take all steps necessary to comply with the requirements of a transferor under the bulk transfer laws of the State of Rhode Island, to the extent such laws are applicable to this transaction. Seller shall provide to Buyer, on the Closing Date, evidence reasonably satisfactory to Buyer's counsel of such compliance or of any applicable exemption.

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                                    ARTICLE V

                             CONDITIONS FOR CLOSING

5.1 Representations and Warranties. All of Seller's representations and warranties contained in or made pursuant to this Contract shall have been true and correct in all material respects when made and all of which shall be true and correct in all material respects as of the Closing Date. All of Buyer's representations and warranties contained in or made pursuant to this Contract shall have been true and correct in all material respects when made and all of which shall be true and correct in all material respects as of the Closing Date. Seller and Buyer shall re-certify all such representations and warranties at Closing.

5.2  Instruments  and  conveyances.   Buyer  shall  have  received  all  of  the
instruments and conveyances listed in Sections 10.2(a) through (u).

5.3 Compliance. Seller shall have performed, observed and complied with all of the covenants, agreements, closing requirements and conditions required by this Contract to be performed, observed and complied with by Seller, as and when required.

                                   ARTICLE VI

                             CLOSING AND CONVEYANCE

6.1 Closing. The Closing shall be on November 22, 2000 (the "Closing Date"), and shall be held at 10:00 a.m. at One Richmond Square, Providence, Rhode Island. Time is of the essence with respect to the Closing Date.

6.2 Seller's Deliveries. At Closing, Seller shall deliver to Buyer the following, and, as appropriate, all instruments shall be properly executed and conveyance instruments shall be acknowledged in recordable form (the terms, provisions and conditions of all instruments not attached hereto as Exhibits shall be mutually agreed upon by Buyer and Seller prior to the end of the Review Period).

(a) Bill of Sale. A Bill of Sale conveying good and indefeasible title to the Acquired Assets (provided, however, if a separate Bill of Sale is required to convey any vehicles, Seller shall deliver a separate Bill of Sale and all other documentation and title documents required for the proper transfer of the vehicles to the Buyer). Title to the Acquired Assets will be conveyed by Seller free from all liens and encumbrances (except for the Permitted Exceptions), and shall include all transferable manufacturer's and vendors' warranties and inventory.

(b) General Assignment. An Assignment of all of Seller's right, title and interest in and to any Contracts and Agreements (including equipment leases) and Space Leases which are identified on Exhibit C hereto, and which have been subsequently agreed to be assumed by Buyer at Closing.

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                                   ARTICLE VII

                                      COSTS

         All closing costs shall be paid as set forth below:

7.1 Buyer's Costs. In connection with the purchase contemplated under this Contract, Buyer shall be responsible for the costs and expenses of its attorneys, accountants and other professionals, consultants and representatives.


                                  ARTICLE VIII

                                DEFAULT REMEDIES

8.1 Buyer Default. If Buyer defaults under this Contract which default continues uncured for fifteen (15) days after written notice is given by Seller to Buyer, then thereafter at Seller's election by written notice to Buyer delivered at any time prior to the completion of such cure, this Contract shall be terminated and of no effect, in which event any earnest money deposit shall be paid to and retained by the Seller as Seller's sole and exclusive remedy hereunder, and as liquidated damages for Buyer's default or failure to close, and both Buyer and Seller shall thereupon be released from all obligations hereunder.

8.2 Seller Default. If Seller defaults under this Contract, which default continues uncured for fifteen (15) days after written notice is given, then the Buyer may elect either (i) to terminate this Contract by written notice to Seller delivered to Seller at any time prior to the completion of such cure, in which event any earnest money deposit shall be returned to Buyer.

8.3 Indemnification by Buyer. The Buyer shall indemnify, defend and hold harmless the Seller from and against all costs, expenses, claims, judgments and damages (including without limitation attorneys' fees and expenses) arising out of or relating to (i) the Buyer's failure to pay and perform any of the liabilities assumed under this Contract and (ii) any costs or expenses incurred by Seller defending against, or as a result of, the Buyer's failure to pay and perform its liabilities assumed under this Contract. This indemnification provision is in addition to any other rights or remedies of Seller relating to the Buyer's failure to perform under this Contract.

8.4 Attorney's Fees. Anything to the contrary herein notwithstanding, if it shall be necessary for either the Buyer or Seller to employ an attorney to enforce its rights pursuant to this Contract because of the default of the other party, and the non-defaulting party is successful in enforcing such rights, then the defaulting party shall reimburse the non-defaulting party for the non-defaulting party's reasonable attorney's fees, costs and expenses.

                                   ARTICLE IX

                                     NOTICES

         All notices required herein shall be deemed to have validly given, as applicable: (i) if given by telecopy, when the telecopy is transmitted to the party's telecopy number specified below and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next business day if not confirmed during normal business hours, (ii) if hand delivered to a party against receipted copy, when the copy of the notice is


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receipted,  (iii) if given by certified mail, return receipt requested,  postage prepaid, two (2) business days after it is posted with the U.S. Postal Service at the address of the party specified below, or (iv) on the next delivery day after such notices are sent be recognized and reputable commercial overnight delivery service marked for next day delivery, return receipt requested or similarly acknowledged:

If to Seller:              CDX.COM, INC.
                           One Richmond Square
                           Providence, Rhode Island 02906
                           Phone:   (401) 521-3000
                           Fax:     (401) 751-3940


with copies to:            Michael Schein
                           One Richmond Square
                           Providence, Rhode Island 02906


If to Buyer:               Cyber Diagnostics Medical, Inc.
                           2 Richmond Square, Suite 100
                           Providence, RI  02906
                           Phone:   (401) 521-3000
                           Fax:     (401) 751-3940


with copies to:            Brendan P. Smith, Esq.
                           2 Richmond Square, Suite 100
                           Providence, Rhode Island 02906
                           Phone:   (401) 331-0909
                           Fax:     (401) 331-0044



Addresses may be changed by the parties hereto by written notice in accordance with this Article XVII; provided, however, no such notice of change of address and/or addressee shall be effective unless and until such notice is actually received by the party to whom such notice is sent.

                                    ARTICLE X

                                  MISCELLANEOUS

10.1 Performance. Time is of the essence in the performance and satisfaction of each and every obligation and condition of this Contract.

10.2 Binding Effect, Assignment. This Contract shall be binding upon and shall inure to the benefit of each of the parties hereto, their respective successors, assigns, beneficial owners and representatives. The rights of Buyer under this Contract shall be freely transferable or assignable by Buyer.

10.3 Entire Agreement. This Contract and the Exhibits constitute the sole and entire agreement between Buyer and Seller. No modification of this Contract shall be binding unless signed by both Buyer and Seller.

10.4 Governing Law. The validity,  construction,  interpretation and performance

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of this Contract shall in all ways be governed and determined in accordance with the laws of the State of Rhode Island.

10.5 Captions. The captions used in this Contract have been inserted only for purposes of convenience and the same shall not be construed or interpreted so as to limit or define the intent or the scope of any part of this Contract.

10.6 Confidentiality. Prior to Closing, Buyer and Seller shall not disclose the existence of this Contract or their respective intentions to purchase and sell the Acquired Assets or generate or participate in any publicity or press release regarding this transaction, other than to Buyer's counsel, consultants, investors and agents, unless both Buyer and Seller agree in writing and as necessary to effectuate the transactions contemplated hereby. Notwithstanding anything to the contrary contained herein, Buyer hereby acknowledges that all information furnished by Seller to Buyer or obtained by Buyer in the course of Buyer's investigation of the Acquired Assets, or in any way arising from or relating to any and all studies or entries upon the Acquired Assets by Buyer, or Buyer's agents or representatives, shall be treated as confidential information and further, that if any such confidential information is disclosed to third parties, Seller may suffer damages and irreparable harm. In connection therewith, Buyer hereby expressly understands and acknowledges and agrees (i) that Buyer will not disclose any of the contents or information contained in any reports or studies made in connection with Buyer's investigation of the Acquired Assets, in any form whatsoever (including, but not limited to, any oral information received by Buyer during the course of Buyer's inspection of the Acquired Assets), to any party other than Seller, Seller's agents or representatives, or Buyer's attorneys, agents, representatives, consultants, investors potential lenders or other third parties assisting or who may assist Buyer in its evaluation of the feasibility or purchasing the Acquired Assets or matter related thereto, other than as required by applicable law or process of law, without the prior express written consent of Seller, which consent shall not be unreasonably withheld, delayed or conditioned. The foregoing covenant shall survive the termination of this Contract.

10.7 Closing Documents. To the extent any Closing Documents required to be attached hereto are not attached hereto at the time of execution of this Contract, Buyer and Seller shall agree, in good faith on the form and content of such Closing Documents prior to Closing.

10.8 Counterparts. This Contract may be executed in counterparts by the parties hereto and each shall be considered an original.


10.9 Severability. If any provision of this Contract shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Contract but shall be confined in its operation to the provision or provisions hereof directly involved in the controversy in which such judgment shall have been rendered.

10.10 Interpretation. For purposes of construing the provisions of this Contract, the singular shall be deemed to include the plural and vice versa and the use of any gender shall include the use of any other gender, as the context may require.

10.11 Business Day. "Business day" shall mean any day other than a Saturday, Sunday or legal holiday in the State of Rhode Island.


10.12 Contract Date.  For purposes  hereof,  the effective date of this Contract

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and the term  "Contract  Date"  shall be and  mean the date on which  Buyer  and
Seller have executed this Contract or, if not executed on the same date, the date of the last of Buyer or Seller to execute as evidenced by the date set forth immediately below their respective signatures hereon, which date shall be inserted on page 1 hereof.

10.13 Exhibits. The parties hereto agree that all exhibits identified herein and required hereunder may not be available to Seller and attached hereto on the Contract Date; however, Seller agrees to use its best efforts to diligently and promptly take any action necessary to obtain such exhibits and provide them to Buyer, but in no event shall Seller fail to provide any such exhibits more than five (5) Business Days after the Contract Date.

         IN WITNESS WHEREOF, this Contract has been executed by the Buyer and Seller on the dates set out below their respective signatures hereto.

WITNESS                                     BUYER:
                                            ------
                                          CYBERDIAGNOSTICS, INC.,

                                         A Rhode Island corporation

__________________________________       By: /s/ Harold I. Schein_________
                                              Harold I. Schein

                                        Date: ____________________________

                                             SELLER:

                                             CDX.COM, Inc.,

                                             A Colorado corporation

__________________________________       By: /s/ Michael Schein__________
                                             Michael Schein, President
                                       Date: ___________________________
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